UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

49 Natcon Dr
 Shirley, New York, United States 11967
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on April 3, 2023 Salona Global Medical Device Corporation ("Salona") by and through its wholly owned subsidiary Delaware limited liability company, Biodex Rehab Systems, LLC ("Salona Biodex" and together with Salona , the "Company")  acquired from Mirion Technologies (US), Inc., a Delaware corporation, ("Mirion") all of the outstanding capital stock of  Mirion's subsidiary Biodex Medical Systems, Inc.,  a New York corporation ("Mirion Biodex" and together with Mirion, the "Seller") in consideration for, among other things, the Company's  obligation to pay approximately ten million (US $10,000,000) dollars (the "Debt") to the Seller over time.  Seller's rights to the repayment of the Debt are secured by a first priority security interest in the capital stock of Mirion Biodex.  Due to the Company's failure to pay timely certain amounts due under the Debt, the Seller, among other things, has acquired certain rights and remedies, including the right to accelerate the maturity and demand immediate payment of the Debt (the "Acceleration Right").

As of August 4, 2023, the Seller and the Company entered into a Forbearance Agreement (the "Forbearance Agreement") pursuant to which the Seller  has agreed to forbear from exercising its rights and remedies against the Company, including the Acceleration Right,  through the earlier to occur of (i) the Company's default under the Forbearance Agreement; or (ii) July 31, 2025, subject to, among other things, the following:

(i) All past due amounts under the Debt shall accrue interest at 12% per annum;

(ii) The payment by the Company on or prior to October 31, 2023 of approximately $1.5 million;

(iii) The payment by the Company each month commencing August 2023 of all of Salona's (together with its subsidiaries') cash in excess of $2.5 million at the end of each month until late payments, including accrued interest (the "Late Payments") are current with the original Debt payment schedule ("Original Debt Schedule");

(iv) The payment by the Company of 50% of any capital raised by the Company until the Late Payments are current with the Original Debt Schedule;

(v) The Company's obtaining prior consent from the Seller before it can make capital expenditures in excess of $100,000 for any reason other than repair of equipment needed for its operations;

(vi) The Company not declaring a dividend or initiating a share repurchase until such time as the obligations under the Original Debt Schedule are current;

(vii) The Company not engaging in any merger or acquisition activities until such time as the obligations under the Original Debt Schedule are current or are brought current as a result of the merger or acquisition; and

(viii) The Company being required to utilize 80% of any available credit lines or such percentage as allowed by its respective lender to access cash until the obligations under the Original Debt Schedule are current.

The foregoing summary of the Forbearance Agreement is not complete and is qualified in its entirety by a copy of the Forbearance Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 8.01. Other Events.

On August 8, 2023, the Company issued a press release regarding the information contained in Item 1.01 to this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Forbearance Agreement, dated as of August 4, 2023, by and among Salona Global Medical Device Corporation, Biodex Rehab Systems, LLC and Mirion Technologies (US), Inc.

99.1	Press Release of Salona Global Medical Device Corporation dated August 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

Date: August 9, 2023	By:	/s/ Dennis Nelson
Name: Dennis Nelson
Title: Chief Financial Officer